MGP INGREDIENTS REPORTS STRONG THIRD QUARTER 2023 RESULTS
Consolidated gross profit increased 24%;
Continued gross margin expansion across all business segments;
Increases full year guidance

ATCHISON, Kan., November 2, 2023 - MGP Ingredients, Inc. (Nasdaq: MGPI), a leading provider of distilled spirits, branded spirits, and food ingredient solutions, today reported results for the third quarter ended September 30, 2023.

2023 third quarter consolidated results compared to 2022 third quarter:

•Sales increased 5% to $211.6 million.
•Gross profit increased 24% to $73.4 million, representing 34.7% of sales.
•Operating income decreased 41% to $19.8 million and net income decreased 45% to $13.1 million, primarily due to the impairment of assets and other one-time expenses of $18.3 million related to the planned Atchison distillery closure as well as the increase in fair value of contingent consideration of $4.2 million related to the Penelope acquisition.
•Adjusted operating income increased 26% to $42.7 million and adjusted net income increased 28% to $30.2 million.
•Adjusted EBITDA increased 24% to $48.1 million.
•Basic earnings per common share (“EPS”) decreased to $0.59 per share from $1.07 per share and diluted EPS decreased to $0.58 per share from $1.06 per share, primarily due to the impairment of assets and other one-time expenses related to the planned Atchison distillery closure as well as the increase in fair value of contingent consideration related to the Penelope acquisition.
•Adjusted basic EPS increased to $1.36 per share from $1.07 per share and adjusted diluted EPS increased to $1.34 per share from $1.06 per share.

“We are very pleased with our continued momentum this quarter, which has again yielded strong results across each of our business segments,” said David Colo, president and CEO of MGP Ingredients. “Sales of brown goods grew 28% from the prior year period, driven by strong demand for our new distillate and aged whiskey. The closure of the Atchison white goods and industrial alcohol distillery, which is consistent with our long-term strategic objectives, remains on track. Within our Branded Spirits segment, sales of our premium plus brands grew 33% from the prior year period, which led to additional gross margin expansion for the segment. Our Ingredient Solutions business once again generated record results during the quarter and continued to benefit from consumer preference toward high protein, low net carb diets. We remain committed to executing against our strategy and believe our continued strong performance underscores the strength of our business model.”

Distilling Solutions
In the third quarter 2023, sales for the Distilling Solutions segment increased 3% to $111.9 million year- over-year, driven by strong quarterly sales of brown goods, up 28% versus the prior year period. Gross profit increased to $33.3 million or 29.8% of segment sales, compared to $25.9 million or 23.9% of segment sales in the third quarter 2022.

Branded Spirits
For the third quarter 2023, sales for the Branded Spirits segment increased 6% to $66.8 million, led by sales of premium plus brands, which increased 33% to $30.8 million. Gross profit increased to $29.0 million, or 43.5% of segment sales, compared to $25.1 million, or 39.9% of segment sales in the third quarter 2022.

Ingredient Solutions
In the third quarter 2023, sales in the Ingredient Solutions segment increased 11% to $33.0 million versus the prior-year period. Gross profit increased to $11.1 million, or 33.8% of segment sales, compared to $8.1 million, or 27.1% of segment sales in the third quarter 2022.

Other
Advertising and promotion expenses for the third quarter 2023 increased $2.2 million to $9.5 million as compared to the third quarter 2022.

Corporate selling, general and administrative ("SG&A") expenses for the third quarter 2023 increased $3.7 million to $21.6 million as compared to the third quarter 2022.

During the third quarter, the impairment of assets and other one-time expenses totaled $18.3 million related to the planned closure of the Atchison distillery, and the change in fair value of the contingent consideration totaled $4.2 million related to the Penelope acquisition.

The corporate effective tax rate for the third quarter 2023 was 25.0%, compared with 24.2% from the third quarter 2022.

2023 Outlook
MGP is offering the following revised consolidated guidance for fiscal 2023:

•Sales are projected to be in the range of $815 million to $835 million.
•Adjusted EBITDA is expected to be in the range of $192 million to $197 million.
•Adjusted basic EPS is forecasted to be in the $5.50 to $5.65 range, with basic weighted average shares outstanding expected to be approximately 22.1 million at year end.

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: ir.mgpingredients.com on the Events & Presentations page
Conference Call: 844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium distilled spirits, branded spirits, and food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With distilleries in Kentucky, Indiana, and Kansas, and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer, and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates, and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from four distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico and Dos Primos; and the historic Ross & Squibb Distillery in Lawrenceburg, Indiana, where Penelope Bourbon, Remus Straight Bourbon Whiskey and Rossville Union Straight Rye Whiskey are produced. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Green Hat Gin, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey, and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional, and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about the strategy and strategic objectives of MGP Ingredients, Inc. (the “Company” or “MGP”), its business model strength, and the Company’s 2023 outlook, including its expectations for sales, adjusted EBITDA, adjusted basic EPS, and shares outstanding. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, Company financial results, and Company financial condition and are not guarantees of future performance.

All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from our expectations include without limitation any effects of disruptions in our operations or a catastrophic event at our facilities; commodity price fluctuations; the effectiveness or execution of our strategic plan; our reliance on a limited number of suppliers; climate change and legal, regulatory or market measures to address climate change; product recalls or other product liability claims; damage to our reputation or that of any of our key customers or their brands; adverse public opinion about any of our specialty ingredients; warehouse expansion issues; our reliance on fewer, more profitable customer relationships; commercial, political, and financial risks; regulation and taxation requirements; tariffs, trade relations, and trade policies; labeling or warning requirements or limitations on the availability of our products; anti-corruption laws, trade sanctions and restrictions; changes in consumer preferences and purchases and our ability to anticipate or react to those changes; changes in public opinion about alcohol; our reliance on our distributors to distribute our branded spirits within their territories; failure to secure and maintain listings in control states; changes in excise taxes, incentives and customs duties; class action or other litigation; the availability and cost of raw materials, product ingredients, energy resources, or labor; global supply chain challenges; inflation; the ongoing military conflict between Ukraine and Russia; our ability to protect our intellectual property rights and defend against alleged intellectual property rights infringement claims; our dual-class stock structure and governing document provisions; our reliance on key information technology systems, networks, processes, associated sites, or service providers; acquisitions and potential future acquisitions; our ability to compete and competitive market conditions; work disruptions or stoppages; our reliance on key management personnel; covenants and other provisions in our credit arrangements; interest rate increases; pandemics or other health crises; and our planned closure of our Atchison, Kansas distillery. For further information on these risks and uncertainties and other factors that could affect the Company’s business, see the “Risk Factors”

and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2023, as well as the Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements or information in this press release, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, the Company has disclosed adjusted operating income, adjusted income before income taxes, adjusted net income, adjusted MGP earnings, adjusted EBITDA and adjusted basic and diluted EPS, as well as guidance for adjusted EBITDA and adjusted basic EPS. The presentation of these non-GAAP financial measures should be reviewed in conjunction with operating income, income before income taxes, net income, net income used in earnings per common share calculation, and basic and diluted EPS computed in accordance with U.S. GAAP and should not be considered a substitute for the GAAP measure. We believe that the non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends, and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of historical non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure. Full year 2023 guidance measures of adjusted EBITDA and adjusted basic EPS are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include without limitation, acquisition related expenses, restructuring and related expenses, and other items not reflective of the Company's ongoing operations.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for the quarter ended September 30, 2022	$33,864
Increase in gross profit - Distilling Solutions segment	7,363	22%
Increase in gross profit - Branded Spirits segment	3,973	12	pp(a)
Increase in gross profit - Ingredient Solutions segment	3,064	9	pp
Increase in advertising and promotion expenses	(2,226)	(7)	pp
Increase in SG&A expenses	(3,665)	(11)	pp
Impairment of long-lived assets and other	(18,334)	(54)	pp
Change in fair value of contingent consideration	(4,200)	(12)	pp
Operating income for the quarter ended September 30, 2023	$19,839	(41)%

Operating income, year to date versus year to date	Operating Income	Change
Operating income for the year to date ended September 30, 2022	$119,250
Increase in gross profit - Distilling Solutions segment	10,356	9%
Increase in gross profit - Ingredient Solutions segment	10,291	9	pp(a)
Increase in gross profit - Branded Spirits segment	8,827	7	pp
Increase in advertising and promotion expenses	(7,029)	(6)	pp
Increase in SG&A expenses	(13,620)	(11)	pp
Impairment of long-lived assets and other	(18,334)	(15)	pp
Change in fair value of contingent consideration	(4,200)	(4)	pp
Operating income for the year to date ended September 30, 2023	$105,541	(11)%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER COMMON SHARE (“EPS”) ROLLFORWARD

Change in EPS, quarter versus quarter	EPS	Change
Basic EPS for the quarter ended September 30, 2022	$1.07
Change in operating income (b)	(0.48)	(45)%
Change in other income (expense), net(b)	0.05	5	pp(a)
Change in interest expense, net (b)	(0.03)	(3)	pp
Change in effective tax rate	(0.02)	(2)	pp
Basic EPS for the quarter ended September 30, 2023	$0.59	(45)%
Impact of dilutive shares outstanding	(0.01)	(1)	pp
Diluted EPS for the quarter ended September 30, 2023	$0.58	(46)%

Change in EPS, year to date versus year to date	EPS	Change
Basic EPS for the year to date ended September 30, 2022	$3.91
Change in operating income(b)	(0.47)	(12)%
Change in other income (expense), net(b)	0.08	2	pp(a)
Change in effective tax rate	(0.08)	(2)	pp
Change in weighted average shares outstanding	(0.01)	—	pp
Basic EPS for the year to date ended September 30, 2023	$3.43	(12)%
Impact of dilutive shares outstanding	(0.02)	(1)	pp
Diluted EPS for the year to date ended September 30, 2023	$3.41	(13)%
(a) Percentage points (“pp”).
(b) Items are net of tax based on the effective tax rate for the base year (2022).

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Quarter Ended September 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Brown goods	$73,409	$57,423	$15,986	28%
White goods	14,429	20,469	(6,040)	(30)
Premium beverage alcohol	87,838	77,892	9,946	13
Industrial alcohol	9,407	10,761	(1,354)	(13)
Food grade alcohol	97,245	88,653	8,592	10
Fuel grade alcohol	1,509	3,713	(2,204)	(59)
Distillers feed and related co-products	5,746	9,943	(4,197)	(42)
Warehouse services	7,353	6,335	1,018	16
Total Distilling Solutions	$111,853	$108,644	$3,209	3%

	BRANDED SPIRITS SALES
	Quarter Ended September 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Ultra premium	$20,107	$13,804	$6,303	46%
Super premium	3,637	3,350	287	9
Premium	7,099	6,013	1,086	18
Premium plus	30,843	23,167	7,676	33
Mid	17,650	20,834	(3,184)	(15)
Value	11,049	12,097	(1,048)	(9)
Other	7,277	6,663	614	9
Total Branded Spirits	$66,819	$62,761	$4,058	6%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended September 30,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2023	2022	$ Change	% Change
Specialty wheat starches	$17,196	$16,241	$955	6%
Specialty wheat proteins	11,440	9,697	1,743	18
Commodity wheat starches	4,226	3,803	423	11
Commodity wheat proteins	90	—	90	N/A
Total Ingredient Solutions	$32,952	$29,741	$3,211	11%

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT

	DISTILLING SOLUTIONS SALES
	Year to Date Ended September 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Brown goods	$214,857	$175,899	$38,958	22%
White goods	47,199	57,996	(10,797)	(19)
Premium beverage alcohol	262,056	233,895	28,161	12
Industrial alcohol	29,911	35,141	(5,230)	(15)
Food grade alcohol	291,967	269,036	22,931	9
Fuel grade alcohol	5,963	10,307	(4,344)	(42)
Distillers feed and related co-products	23,053	30,127	(7,074)	(23)
Warehouse services	20,958	17,821	3,137	18
Total Distilling Solutions	$341,941	$327,291	$14,650	4%

	BRANDED SPIRITS SALES
	Year to Date Ended September 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Ultra premium	$43,594	$35,836	$7,758	22%
Super premium	9,614	9,522	92	1
Premium	20,144	17,928	2,216	12
Premium plus	73,352	63,286	10,066	16
Mid	55,575	63,408	(7,833)	(12)
Value	36,048	36,304	(256)	(1)
Other	16,343	14,080	2,263	16
Total Branded Spirits	$181,318	$177,078	$4,240	2%

	INGREDIENT SOLUTIONS SALES
	Year to Date Ended September 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Specialty wheat starches	$48,977	$47,445	$1,532	3%
Specialty wheat proteins	35,918	29,225	6,693	23
Commodity wheat starches	12,870	10,286	2,584	25
Commodity wheat proteins	611	38	573	1,508
Total Ingredient Solutions	$98,376	$86,994	$11,382	13%

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Quarter Ended September 30,		Year to Date Ended September 30,
	2023	2022	2023	2022
Sales	$211,624	$201,146	$621,635	$591,363
Cost of sales	138,176	142,098	402,068	401,270
Gross profit	73,448	59,048	219,567	190,093

Advertising and promotion expenses	9,505	7,279	25,877	18,848
Selling, general, and administrative expenses	21,570	17,905	65,615	51,995
Impairment of long-lived assets and other	18,334	—	18,334	—
Change in fair value of contingent consideration	4,200	—	4,200	—
Operating income	19,839	33,864	105,541	119,250

Interest expense, net	(2,353)	(1,350)	(4,630)	(4,491)
Other income (expense), net	(25)	(1,353)	5	(2,361)
Income before income taxes	17,461	31,161	100,916	112,398

Income tax expense	4,373	7,533	24,832	26,037
Net income	13,088	23,628	76,084	86,361

Net loss attributable to noncontrolling interest	123	180	324	444
Net income attributable to MGP Ingredients, Inc.	13,211	23,808	76,408	86,805

Income attributable to participating securities	(129)	(188)	(760)	(688)
Net income used in earnings per common share calculation	$13,082	$23,620	$75,648	$86,117

Weighted average common shares
Basic	22,066,159	22,008,381	22,056,270	22,000,026
Diluted	22,381,516	22,228,814	22,207,031	22,000,026

Earnings per common share
Basic	$0.59	$1.07	$3.43	$3.91
Diluted	$0.58	$1.06	$3.41	$3.91

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	September 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$28,030	$47,889
Receivables, net	126,692	109,267
Inventory	342,401	289,722
Prepaid expenses	4,600	2,957
Refundable income taxes	2,193	4,327
Total Current Assets	503,916	454,162

Property, plant, and equipment	465,746	450,800
Less accumulated depreciation and amortization	(222,497)	(215,168)
Property, Plant, and Equipment, net	243,249	235,632
Operating lease right-of-use assets, net	15,551	15,042
Investment in joint ventures	5,343	5,534
Intangible assets, net	272,520	216,768
Goodwill	321,544	226,294
Other assets	4,242	4,779
TOTAL ASSETS	$1,366,365	$1,158,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$6,400	$5,600
Accounts payable	54,403	66,432
Federal and state excise taxes payable	2,719	4,627
Accrued expenses and other	26,586	28,716
Total Current Liabilities	90,108	105,375

Long-term debt, less current maturities	114,812	29,510
Convertible senior notes	195,465	195,225
Long-term operating lease liabilities	12,606	11,622
Contingent consideration	66,300	—
Other noncurrent liabilities	3,888	3,723
Deferred income taxes	65,000	67,112
Total Liabilities	548,179	412,567
Total equity	818,186	745,644
TOTAL LIABILITIES AND TOTAL EQUITY	$1,366,365	$1,158,211

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Year to Date Ended September 30,
	2023	2022
Cash Flows from Operating Activities
Net income	$76,084	$86,361
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,272	16,257
Impairment of long-lived assets and other	18,334	—
Share-based compensation	5,651	3,086
Equity method investment loss	191	1,036
Deferred income taxes, including change in valuation allowance	(2,112)	(302)
Change in fair value of contingent consideration	4,200	—
Other, net	376	426
Changes in operating assets and liabilities, net of effects of acquisition:
Receivables, net	(14,980)	(15,582)
Inventory	(42,015)	(30,599)
Prepaid expenses	(1,517)	1,165
Income taxes payable (refundable)	2,134	(1,006)
Accounts payable	(10,069)	12,613
Accrued expenses and other	(2,471)	1,220
Federal and state excise taxes payable	(1,908)	(2,279)
Other, net	435	(143)
Net cash provided by operating activities	48,605	72,253

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(42,062)	(29,217)
Purchase of business, net of cash acquired	(103,712)	—
Contributions to equity method investment	—	(2,232)
Other, net	(916)	(315)
Net cash used in investing activities	(146,690)	(31,764)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(8,006)	(7,984)
Purchase of treasury stock	(801)	(714)
Proceeds from long-term debt	105,000	—
Principal payments on long-term debt	(18,000)	(2,603)
Net cash provided by (used in) financing activities	78,193	(11,301)

Effect of exchange rate changes on cash and cash equivalents	33	(82)
Increase (decrease) in cash and cash equivalents	(19,859)	29,106
Cash and cash equivalents, beginning of period	47,889	21,568
Cash and cash equivalents, end of period	$28,030	$50,674

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)
(in thousands)

	Quarter Ended September 30, 2023
	Operating Income	Income before Income Taxes	Net Income(b)	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$19,839	$17,461	$13,088	$13,082	$0.59	$0.58
Adjusted to remove:
Impairment of long-lived assets and other (c)	18,334	18,334	13,750	13,750	0.62	0.61
Fair value of contingent consideration(d)	4,200	4,200	3,150	3,150	0.14	0.14
Business acquisition costs (e)	314	314	235	235	0.01	0.01
Adjusted Non-GAAP results	$42,687	$40,309	$30,223	$30,217	$1.36	$1.34

	Quarter Ended September 30, 2022
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$33,864	$31,161	$23,628	$23,620	$1.07	$1.06
Adjusted to remove:
No adjustments for the period	—	—	—	—	—
Adjusted Non-GAAP results	$33,864	$31,161	$23,628	$23,620	$1.07	$1.06

	Year to Date Ended September 30, 2023
	Operating Income	Income before Income Taxes	Net Income(b)	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$105,541	$100,916	$76,084	$75,648	$3.43	$3.41
Adjusted to remove:
Impairment of long-lived assets and other (c)	18,334	18,334	13,824	13,824	0.63	0.62
Fair value of contingent consideration(d)	4,200	4,200	3,167	3,167	0.14	0.14
Business acquisition costs (e)	1,814	1,814	1,368	1,368	0.06	0.06
Adjusted Non-GAAP results	$129,889	$125,264	$94,443	$94,007	$4.26	$4.23

	Year to Date Ended September 30, 2022
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$119,250	$112,398	$86,361	$86,117	$3.91
Adjusted to remove:
No adjustments for the period	—	—	—	—	—
Adjusted Non-GAAP results	$119,250	$112,398	$86,361	$86,117	$3.91

(a)MGP Earnings is defined as "Net income used in Earnings Per Common Share calculation."
(b)The tax rate used for non-GAAP items for the quarter and year to date ended September 30, 2023 was 25.0% and 24.6%, respectively.
(c)The impairment of long-lived assets and other relates to the planned closure of the Atchison Distillery, which included $17,112 of impairment of assets as well as $1,222 of expenses related to severance costs, contract termination fees, and consulting fees. Impairment of long-lived assets and other are included in the Consolidated Statement of Income as a component of operating income and relates to the Distilling Solutions segment.
(d)Fair value of contingent consideration relates to the quarterly adjustment of the contingent consideration related to the acquisition of Penelope Bourbon LLC. It is included in the Consolidated Statement of Income as a component of operating income and relates to the Branded Spirits segment.
(e)Business acquisition costs are included in the Consolidated Statement of Income within the selling, general, and administrative line item and include transaction and integration costs associated with the acquisition of Penelope Bourbon LLC.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Quarter Ended September 30,		Year to Date Ended September 30,
	2023	2022	2023	2022
Net Income	$13,088	$23,628	$76,084	$86,361
Interest expense	2,353	1,350	4,630	4,491
Income tax expense	4,373	7,533	24,832	26,037
Depreciation and amortization	5,782	5,333	16,272	16,257
Equity method investment loss (income)	(388)	856	191	1,036
Impairment of long-lived assets and other	18,334	—	18,334	—
Fair value of contingent consideration	4,200	—	4,200	—
Business acquisition costs	314	—	1,814	—
Adjusted EBITDA	$48,056	$38,700	$146,357	$134,182

The non-GAAP adjusted EBITDA measure is defined as earnings before interest expense, income tax expense, depreciation and amortization, equity method investment loss (income), impairment of long-lived assets and other, fair value of contingent consideration, and business acquisition costs. See "Reconciliation of selected GAAP measure to adjusted non-GAAP measures" for further details.

MGP INGREDIENTS, INC.
DILUTIVE SHARES OUTSTANDING CALCULATION (UNAUDITED)

	Quarter Ended September 30,		Year to Date Ended September 30,
	2023	2022	2023	2022
Principal amount of the bonds	$201,250,000	$201,250,000	$201,250,000	$201,250,000
Par value	$1,000	$1,000	$1,000	$1,000
Number of bonds outstanding (a)	201,250	201,250	201,250	201,250

Initial conversion rate	10.3911	10.3911	10.3911	10.3911
Conversion price	$96.23620	$96.23620	$96.23620	$96.23620

Average share price (b)	$113.32587	$107.44873	$103.71316	$94.08909
Impact of conversion (c)	$236,988,065	$224,697,738	$216,885,881	$—

Cash paid for principal	(201,250,000)	(201,250,000)	(201,250,000)	(201,250,000)
Conversion premium	$35,738,065	$23,447,738	$15,635,881	$—

Average share price	$113.32587	$107.44873	$103.71316	$94.08909
Conversion premium in shares (d) (e)	315,357	218,223	150,761	—

(a)Number of bonds outstanding is calculated by taking the principal amount of the bonds divided by the par value.

(b)Average share price is calculated by taking the average of the daily closing share price for the period. If the average share price is less than the conversion price of $96.23620 per share, the impact to EPS is anti-dilutive and therefore the shares were excluded from the diluted EPS calculation.

(c)Impact of conversion is calculated by taking the number of bonds outstanding multiplied by the initial conversion rate multiplied by the average share price. If the average share price is less than the conversion price then the impact of conversion is zero.

(d)The impacts of the Convertible Senior Notes were included in the diluted weighted average common shares outstanding if the impact was dilutive. The Convertible Senior Notes would only have a dilutive impact if the average market price per share during the quarter and year to date period exceeds the conversion price of $96.23620 per share.

(e)Conversion premium in shares is calculated by taking the conversion premium divided by the average share price. If the average share price is less than the conversion price, then the conversion premium in shares is zero.

MGP INGREDIENTS, INC.
Purchase Accounting - Summary of Preliminary Fair Value Step Up
(UNAUDITED)
(in thousands)

The acquisition of Penelope Bourbon LLC, which closed on June 1, 2023, was accounted for as a business combination in accordance with Accounting Standard Codification 805, Business Combinations, and as such, assets acquired, liabilities assumed, and consideration transferred were recorded at their estimated fair values on the acquisition date. The fair value of the assets and liabilities are based upon a preliminary assessment of fair value and may change as valuations for certain tangible assets, intangible assets, and contingent liabilities are finalized and the associated income tax impacts are determined. The Company expects to finalize the purchase price allocation as soon as practicable, but no longer than one year from the acquisition date. The table below reflects the summary for distributor relationships preliminary purchase price accounting step up to fair value, the related amortization period, and the Income Statement caption within which the adjustment is included.

				Income Statement Impact
	Step Up Value	Amortization Period	Income Statement Caption	Quarter Ended September 30, 2023	Year to Date Ended September 30, 2023
Definite-lived intangible asset - Distributor relationships	$23,700	20 years	SG&A	$303	$395

MGP INGREDIENTS, INC.
Impact of the Planned Closure of the Atchison Distillery
Segment Operating Results and Pro-Forma Results
Year to Date Ended September 30, 2023
(UNAUDITED) (in thousands)

	Distilling Solutions
	Year to Date Ended September 30, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Brown Goods	$214,857	$214,857	$—	—%
White Goods	47,199	11,378	(35,821)	(76)
Premium beverage alcohol	262,056	226,235	(35,821)	(14)
Industrial alcohol	29,911	—	(29,911)	(100)
Food grade alcohol	291,967	226,235	(65,732)	(23)
Fuel grade alcohol	5,963	16	(5,947)	(100)
Distillers feed and related co-products	23,053	7,749	(15,304)	(66)
Warehouse services	20,958	20,958	—	—
Total Sales	$341,941	$254,958	$(86,983)	(25)%

Gross profit	$104,986	$112,547	$7,561	7%
Gross margin %	30.7%	44.1%		13.4	pp(c)

	Ingredient Solutions
	Year to Date Ended September 30, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change		% Change
Specialty wheat starches	$48,977	$48,977	$—		—%
Specialty wheat proteins	35,918	35,918	—		—
Commodity wheat starches	12,870	12,870	—		—
Commodity wheat proteins	611	611	—		—
Total Sales	$98,376	$98,376	$—		—%

Gross profit	$34,945	$29,812	$(5,133)	(d)	(15)%
Gross margin %	35.5%	30.3%			(5.2)	pp(c)

	Consolidated
	Year to Date Ended September 30, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Sales	$621,635	$534,652	$(86,983)	(14)%
Gross profit	$219,567	$221,995	$2,428	1%
Gross margin %	35.3%	41.5%		6.2	pp(c)
(a)Represents actual results of the Company for the year to date ended September 30, 2023, as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.
(b)Represents the Company's results for the year to date ended September 30, 2023 excluding results associated with the Company's Atchison, Kansas distillery. These are pro-forma unaudited financial results and are preliminary. In some circumstances, white goods, industrial alcohol, fuel grade alcohol, and at times certain co-products are produced at the Company's Lawrenceburg, Indiana distillery. The pro-forma financial results assume the loss of the waste starch slurry credit and no gain or loss on the disposal. The results of the Branded Spirits segment for the year to date ended September 30, 2023 would not have been impacted by a closure of the Atchison, Kansas distillery.
(c)Percentage points (“pp”).
(d)The reduction in gross profit for the Ingredient Solutions segment is the result of increased cost of goods sold from no longer receiving an intercompany credit for the waste starch slurry by-product purchased by the adjoined Atchison, Kansas distillery. The value of the intercompany credit is derived from the value of corn which has fluctuated over time.

MGP INGREDIENTS, INC.
Impact of the Planned Closure of the Atchison Distillery
Segment Operating Results and Pro-Forma Results
Year Ended December 31, 2022
(UNAUDITED) (in thousands)

	Distilling Solutions
	Year Ended December 31, 2022		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Brown Goods	$229,523	$229,523	$—	—%
White Goods	74,510	24,110	(50,400)	(68)
Premium beverage alcohol	304,033	253,633	(50,400)	(17)
Industrial alcohol	46,812	907	(45,905)	(98)
Food grade alcohol	350,845	254,540	(96,305)	(27)
Fuel grade alcohol	13,681	41	(13,640)	(100)
Distillers feed and related co-products	40,354	9,477	(30,877)	(77)
Warehouse services	23,598	23,598	—	—
Total Sales	$428,478	$287,656	$(140,822)	(33)%

Gross profit	$126,282	$132,388	$6,106	5%
Gross margin %	29.5%	46.0%		16.5	pp(c)

	Ingredient Solutions
	Year Ended December 31, 2022		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change		% Change
Specialty wheat starches	$62,567	$62,567	$—		—%
Specialty wheat proteins	39,313	39,313	—		—
Commodity wheat starches	14,023	14,023	—		—
Commodity wheat proteins	38	38	—		—
Total Sales	$115,941	$115,941	$—		—%

Gross profit	$31,503	$26,017	$(5,486)	(d)	(17)%
Gross margin %	27.2%	22.4%			(4.8)	pp(c)

	Consolidated
	Year Ended December 31, 2022		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Sales	$782,358	$641,536	$(140,822)	(18)%
Gross profit	$253,306	$253,926	$620	—%
Gross margin %	32.4%	39.6%		7.2	pp(c)

(a)Represents actual results of the Company for the year ended December 31, 2022, as reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.
(b)Represents the Company's results for the year ended December 31, 2022 excluding results associated with the Company's Atchison, Kansas distillery. These are pro-forma unaudited financial results and are preliminary. In some circumstances, white goods, industrial alcohol, fuel grade alcohol, and at times certain co-products are produced at the Company's Lawrenceburg, Indiana distillery. The pro-forma financial results assume the loss of the waste starch slurry credit and no gain or loss on the disposal. The results of the Branded Spirits segment for the year ended December 31, 2022 would not have been impacted by a closure of the Atchison, Kansas distillery.
(c)Percentage points (“pp”).
(d)The reduction in gross profit for the Ingredient Solutions segment is the result of increased cost of goods sold from no longer receiving an intercompany credit for the waste starch slurry by-product purchased by the adjoined Atchison, Kansas distillery. The value of the intercompany credit is derived from the value of corn which has fluctuated over time.